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                                 BY-LAW NUMBER 1
                A BY-LAW RELATING TO THE BUSINESS AND AFFAIRS OF
                               TROPHY CAPITAL INC.

                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In this by-law:

         "Act" means the Canada Business Corporations Act RSC 1985, c. C-44 and the regulations enacted pursuant to it and any statute and regulations that may be substituted for them, in each case, as amended from time to time;

         "articles" means the articles, as that term is defined in the Act, of the Corporation;

         "auditor" means the auditor of the Corporation;

         "board" means the board of directors of the Corporation;

         "by-law" means a by-law of the Corporation;

         "Corporation" means the corporation incorporated on January 14, 2003 under the name "TROPHY CAPITAL INC.";

         "director" means a director of the Corporation;

         "electronic document" means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

         "officer" has the meaning set forth in the Act but reference to any specific officer is to the individual holding that office of the Corporation;

         "person" means an individual, body corporate, partnership, joint venture, trust, unincorporated organization, association, the Crown or any agency or instrumentality thereof, or any entity recognized by law;

         "proxyholder" means a person holding a valid proxy for a shareholder;

         "shareholder" means a shareholder of the Corporation; and

         "voting person" means, in respect of a meeting of shareholders, a shareholder entitled to vote at that meeting, a duly authorized representative of a shareholder entitled to vote at the meeting or a proxyholder entitled to vote at that meeting.

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         Terms defined in the Act and used herein, unless otherwise defined herein or the context otherwise requires, shall have the same meaning herein as in the Act.

1.2      NUMBER, GENDER AND HEADINGS

         In this by-law, unless the context otherwise requires, words in the singular include the plural and vice-versa and words in one gender include all genders. The insertion of headings in this by-law and its division into Articles, sections and other subdivisions are for convenience of reference only, and shall not affect the interpretation of this by-law.

1.3      BY-LAW SUBORDINATE TO OTHER DOCUMENTS

         This by-law is subordinate to, and should be read in conjunction with, the Act, the articles and any unanimous shareholder agreement of the Corporation.

1.4      COMPUTATION OF TIME

         The computation of time and any period of days shall be determined in accordance with the Act and the provisions pf the Interpretation Act (Canada) and any statute that may be substituted for it, as amended from time to time.

                                    ARTICLE 2
                                    DIRECTORS

2.1      NOTICE OF MEETING

         Any director may call a meeting of the board by giving notice stating the time and place of the meeting to each of the directors. Except as otherwise required by the Act, such notice need not specify the purpose of or the business to be transacted at the meeting. Notices of board meetings shall be given in accordance with Section 7.1 no less than 48 hours before the time of the meeting, except that notices sent by mail shall be sent no less than 5 days before the day of the meeting.

         The board may appoint, by resolution, dates, time and places for regular meetings of the board. A copy of any such resolution shall be given to each director forthwith after being passed, but no other notice is required for any such meeting except where the Act requires the purpose of or the business to be transacted at a meeting to be specified.

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2.2      MEETINGS WITHOUT NOTICE

         A meeting of the board may be held without notice immediately following the first or any annual meeting of shareholders.

2.3      PLACE OF MEETING

         A meeting of the board may be held at any place within or outside
Canada.

2.4      QUORUM FOR BOARD MEETINGS

         If there are 1 or 2 directors, all of the directors constitute a quorum at a meeting of the board. If there are 3, 4 or 5 directors, a, majority of the directors constitute a quorum at a meeting of the board. Otherwise, such a quorum consists of the next whole number not less than 2/5ths of the number of board members. In this section, the "number of board members" is either:

         (a) if a fixed number of directors is provided for in the articles, that number; or

         (b) if a minimum and maximum dumber of directors is provided for in the articles, the total number of directors most recently elected by shareholders, whether at the last annual meeting or otherwise, plus, if applicable, the number of additional directors appointed by the board following such election in accordance with any right provided in the articles which allows such an appointment or appointments and until such an election has been held, the number of board members is the number of directors named in he notice of directors filed with the articles.

         The board shall not transact business at a meeting of directors unless the minimum number of resident Canadian directors required by the Act are present.

2.5      PARTICIPATION BY COMMUNICATIONS FACILITY

         A director may, in accordance with the Act and if all directors consent, participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting shall be deemed to be present at that meeting.

2.6      CHAIR OF BOARD MEETINGS

         The Chair of the board shall preside as chair of all meetings of directors. If there is no Chair of the board or if the Chair is not present or is unwilling to act as chair of a board meeting, then the President of the Corporation, if present, a director and willing to act, shall preside as chair of the meeting. In any other case, the directors present at the meeting shall choose a director to preside as chair of the meting.

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2.7      VOTES AT BOARD MEETINGS

         Each director present at a meeting of the board shall have 1 vote on each motion arising. Motions arising at meetings of the board shall be decided by a majority vote. The chair of the meeting shall not have a second or casting vote.

2.8      COMMITTEES

         Subject to the provisions of the Act and unless otherwise determined by the board, each committee of the board shall have power to fix its quorum at not less than the majority of its members, to elect its chair and to regulate its procedures.

2.9      OFFICERS

         Each officer shall hold office during the pleasure of the board. Any officer may, however, resign at any time by giving notice to the Corporation.

                                   ARTICLE 3
                            MEETINGS OF SHAREHOLDERS

3.1      NOTICE OF SHAREHOLDERS' MEETINGS

         The board may call a meeting of shareholders by causing notice of the time, place and, when required by the Act, purposes of the meeting to be given to each shareholder entitled to vote at the meeting, each director and the auditor. Such notice shall be given no less than 21 days and no more than 60 days before the meeting if the Corporation is a distributing corporation (as defined in the Act) or no less than 10 days and no more than 60 days before the meeting if the Corporation is not a distributing corporation.

3.2      QUORUM AT MEETINGS OF SHAREHOLDERS

         A quorum at meetings of shareholders consists of one or more voting persons present and authorized to cast in the aggregate not less than 25% of the total number of votes attaching to all shares carrying the right to vote at that meeting.

3.3      CHAIR OF SHAREHOLDER MEETINGS

         The Chair of the board shall reside as chair of all meetings of shareholders. If there is no Chair of the board or the Chair of the board is not present or is unwilling to act as chair of a shareholder meeting, then the President of the Corporation shall preside as chair of the meeting if present and willing to act. In any other case, the voting persons present at the meeting shall choose an individual, who need not be a, voting person, to preside as chair of the meeting.

         The chair of any meeting of shareholders shall not have a second or casting vote.

3.4      VOTING

         Unless the chair of a meeting of shareholders directs a ballot or a voting person demands one, each motion shall be voted upon by a show of hands. Each voting person has 1

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vote in a vote by show of hands. A ballot may be directed or demanded either before or after a vote by show of hands. If a ballot is taken, a prior vote by show of hands has no effect. A ballot so directed or demanded shall be taken in such manner as the chair of the meeting shall direct. If a ballot is taken, each voting person shall be entitled with respect to each share which he is entitled to vote at the meeting upon the motion, to one vote or such other number of votes as may be provided by the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said motion. Any vote at a meeting of shareholders maybe taken in whole or in part by means of a telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

3.5      SCRUTINEERS

         The chair of a meeting of shareholders may appoint for that meeting 1 or more scrutineers, who need not be voting persons.

3.6      WHO MAY ATTEND SHAREHOLDERS' MEETING

         The only persons entitled to attend a meeting of shareholders are voting persons, the directors, the auditor and the President, if any, as well as others permitted by the chair of the meeting.

3.7      PARTICIPATION BY COMMUNICATION FACILITY

         Any person entitled to attend a meeting of shareholders may participate in the meeting in accordance with the Act by mean of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting and a person participating in a meeting by such means is deemed to be present at the meeting. A meeting of the shareholders called by either the directors or the shareholders may be held entirely by means of such a telephonic, electronic or other communications facility if the directors or shareholders calling the meeting so determine.

                                    ARTICLE 4
                         SECURITY CERTIFICATES, PAYMENTS

4.1      CERTIFICATES

         Security certificates shall be in such form as the board may approve or the Corporation adopt. The President or the board may order the cancellation of any security certificate that has become defaced and the issuance of a replacement certificate for it when the defaced certificate is delivered to the Corporation or to a transfer agent or branch transfer agent of the Corporation.

4.2      CHEQUES

         Any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on any of the Corporation's bankers to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid. Cheques may be sent by ordinary mail, postage prepaid, to each such registered holder at


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that holder's address as shown in the records of the Corporation, unless that holder otherwise directs in writing. The mailing of a cheque as aforesaid shall satisfy and discharge all liability for the applicable dividend or other payment to the extent of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold, unless such cheque is not paid on due presentation.

4.3      CHEQUES TO JOINT SHAREHOLDERS

         Cheques payable to joint shareholders shall be made payable to the order of all such joint shareholders unless such joint shareholders direct otherwise. Such cheques may be sent to the joint shareholders at the address appearing on the records of the Corporation in respect of that joint holding, to the first address so appearing if there is more than one, or to such other address as those joint shareholders direct in writing.

4.4      NON-RECEIPT OF CHEQUES

         The Corporation shall issue a replacement cheque in the same amount to any person who does not receive a cheque sent as provided in this by-law, if that person has satisfied the conditions regarding indemnity, evidence of non-receipt and title set by the board from time to time, either generally or for that particular case.

4.5      CURRENCY OF DIVIDENDS

         Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency. The board may declare dividends or other distributions in any currency or in alternative currencies and make such provisions as it deems advisable for the payment of such dividends or other distributions.

4.6      LIEN FOR INDEBTEDNESS

         If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provisions of the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the transfer of all or any part of such shares may be refused.

                                    ARTICLE 5
                            SIGNATORIES, INFORMATION

5.1      SIGNATORIES

         Except for documents executed in the usual and ordinary course of the Corporation's business, which may be signed by any officer or employee of the Corporation acting within the scope of his or her authority, the following are the only persons authorized to sign any document on behalf of the Corporation:

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         (a)   any individual appointed by resolution of the board to sign the specific document, that type of document or documents generally on behalf of the Corporation; or

         (b)   any director or any officer appointed to office by the board.

         Any document so signed may, but need not, have the corporate seal of the Corporation applied, if there is one.

5.2      FACSIMILE SIGNATURES

         The signature of any individual authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced. Anything so signed shall be as valid as if it had been signed manually, even if that individual has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the board.

5.3      RESTRICTION ON INFORMATION DISCLOSED

         Except as required by the Act or authorized by the board, no shareholder is entitled by virtue of being a shareholder to disclosure of any information, document or records respecting the Corporation or its business.

                                    ARTICLE 6
                            PROTECTION AND INDEMNITY

6.1      TRANSACTIONS WITH THE CORPORATION

         No director or officer shall be disqualified by reason of being a director or officer of the Corporation from, or be required to vacate his position as a director or officer by reason of, holding any other office, employment or other position with or having any pecuniary interest in or with respect to the Corporation or any other body corporate or contracting with or being otherwise in any way directly or indirectly interested in or concerned with any contract, transaction or arrangement made or proposed to be made with the Corporation or being a director or officer or acting in a similar capacity of or having any interest in, another party to such contract, transaction or arrangement. No such contract, transaction or arrangement shall be void or voidable for any such reason and no director or officer shall be liable to account to the Corporation or others for any profit arising from any such office, employment or other position or pecuniary interest or realized in respect of any such contract, transaction or arrangement except, in all cases, as otherwise provided in the Act.

6.2      LIMITATION OF LIABILITY

         Every director and officer in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that' a reasonably prudent person would exercise in comparable circumstances. Subject thereto, no director or officer shall be liable for:

         (a)   the acts, receipts, neglects or defaults of any other person;

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         (b)   joining in any receipt or other act for conformity;

         (c) any loss, damage or expense to the Corporation arising from the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation;

         (d) the insufficiency or deficiency of any security in or upon which any monies of the Corporation are invested;

         (e) any loss, damage or expense arising from the bankruptcy, insolvency, act or omission of any person with whom any monies, securities or other property of the Corporation are lodged or deposited;

         (f) any loss, damage or expense occasioned by any error of judgment or oversight; or

         (g) any other loss, damage or expense related to the performance or non-performance of the duties of that individual's office.

6.3      CONTRACTS ON BEHALF OF THE CORPORATION

         Subject to the Act, any contract entered into, or action taken or omitted, by or on behalf of the Corporation shall, if duly approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of the shareholders.

6.4      INDEMNITY OF DIRECTORS AND OFFICERS

         Subject to the limitations contained in the Act, but without limiting the right of the Corporation to indemnify any individual under the Act or otherwise to the full extent permitted by law, the Corporation:

         (a) shall indemnify each director or officer or former director or officer and each other individual who acts or has acted at the Corporation's request as a director or officer, or in a similar capacity, of another person (and each such individual's respective heirs and personal representatives), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other person, provided:

               (i) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other person for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

               (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful; and

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         (b)   may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in
               Section 6.4(a) in accordance with the Act.

         Notwithstanding the foregoing, any such indemnity or advance of monies in respect of an action referred to in Section 6.4(a) by or on behalf of the Corporation or other person in respect of which an individual has acted as director or officer or in a similar capacity at the request of the Corporation to procure judgment in its favour shall be subject to approval of a court.

6.5      INDEMNITIES NOT LIMITING

         The provisions of this Article 6 shall be in addition to and not in substitution for or limitations of any rights, immunities and protections to which a person is otherwise entitled.

                                    ARTICLE 7
                                     NOTICES

7.1      PROCEDURE FOR GIVING NOTICES

         Any notice (which term includes any communication or document) to be given pursuant to the Act, the articles, the by-laws or otherwise to a shareholder or other securityholder of the Corporation, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person's address as shown in the records of the Corporation or mailed to the person at such address by ordinary mail, postage prepaid, or, if the person consents, provided by electronic document in accordance with the Act. Notice shall not be sent by mail if there is any general interruption of postal services in the municipality in which or to which it is mailed. Any notice so delivered shall be deemed to have been received when it is delivered personally or at the address as aforesaid. Any such notice mailed or provided by electronic document as aforesaid shall be deemed to have been received at the time specified in the Act.

7.2      NOTICES TO SUCCESSORS IN TITLE

         Notice to a shareholder or other securityholder as aforesaid is sufficient notice to each successor in title to that shareholder or other securityholder until the name and address of that successor have been entered on the records of the Corporation.

7.3      NOTICE TO JOINT SECURITYHOLDER

         Notice to one joint securityholder is sufficient notice to all of them. Such notice shall be addressed to all such joint securityholders and sent to the address for them shown in the records of the Corporation, or to the first such address if there is more than one.

7.4      FACSIMILE SIGNATURES ON NOTICES

         The signature on any notice or other communication or document to be given by the Corporation may be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced.

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7.5      OMISSION OF NOTICE DOES NOT INVALIDATE ACTIONS

         All actions taken at a meeting in respect of which a notice has been given shall be valid even if:

         (a)   by accident, notice was not given to any person;

         (b)   notice was not received by any person; or

         (c) there was an error in a notice that did not affect the substance of the notice.

7.6      WAIVER OF NOTICE

         Any person entitled to notice under the Act, the articles or the by-laws may waive that notice. Waiver, either before or after the event referred to in the notice, shall cure any defect in giving that notice to such person.

                                    ARTICLE 8
                            REPEAL OF FORMER BY-LAWS

8.1      FORMER BY-LAWS MAY BE REPEALED

         The board may repeal one or more by-laws by passing a by-law that contains provisions to that effect.

8.2      EFFECT OF REPEAL OF BY-LAWS

         The repeal of any by-law in whole or part shall not in any way affect the validity of any act done or right, privilege, obligation or liability acquired or incurred thereunder prior to such repeal. All directors, officers and other persons acting under any by-law repealed in whole or part shall continue to act as if elected or appointed under the provisions of this by-law.


               MADE by the board on the 1st day of August, 2003.


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President                                  Secretary